Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants
Geospatial Holdings Inc. and Subsidiaries
December 29, 2018 and December 30, 2017

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Geospatial Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Geospatial Holdings, Inc. (a Delaware corporation) and subsidiaries, which comprise the consolidated balance sheets as of December 29, 2018 and December 30, 2017, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Geospatial Holdings Inc. and subsidiaries as of December 29, 2018 and December 30, 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Milwaukee, Wisconsin
April 23, 2019 (except for Notes A and G, as to which the date is February 26, 2020)

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 29, 2018 and December 30, 2017

ASSETS	December 29, 2018	December 30, 2017
CURRENT ASSETS
Cash	$12,300,320	$9,765,817
Trade accounts receivable, net	17,112,175	10,639,289
Unbilled retainage receivable	235,489	172,916
Costs and estimated earnings in excess of billings on uncompleted contracts, net	13,705,507	13,196,518
Prepaid expenses and other current assets	2,668,989	1,861,388

Total current assets	46,022,480	35,635,928

PROPERTY, PLANT AND EQUIPMENT, NET	11,811,672	13,145,045

OTHER ASSETS
Goodwill	43,851,990	43,851,990
Other intangible assets, net	6,575,410	10,599,576
Deferred financing costs, net	95,834	120,834
Deferred income taxes, net	758,661	1,428,698

TOTAL ASSETS	$109,116,047	$104,782,071

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS - CONTINUED
December 29, 2018 and December 30, 2017

LIABILITIES AND STOCKHOLDERS’ EQUITY	December 29, 2018	December 30, 2017

CURRENT LIABILITIES
Current maturities of long-term debt	$2,159,747	$1,000,000
Current maturities of capital lease obligations	—	100,970
Accounts payable	10,021,542	8,579,336
Accrued expenses	10,447,842	8,218,178
Deferred revenues	553,635	581,968

Total current liabilities	23,182,766	18,480,452

LONG-TERM OBLIGATIONS
Long-term debt, less current maturities	56,319,705	57,821,917

Total liabilities	79,502,471	76,302,369

STOCKHOLDERS’ EQUITY
Common stock	—	—
Preferred stock	46,836	46,836
Additional paid in capital	63,952,161	63,788,561
Retained deficit	(34,385,421)	(35,355,695)

Total stockholders’ equity	29,613,576	28,479,702

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,116,047	$104,782,071

The accompanying notes are an integral part of these consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 29, 2018 and December 30, 2017

	December 29, 2018	December 30, 2017

Net sales	$106,766,109	$94,853,245
Cost of sales	71,138,651	67,217,888

Gross profit	35,627,458	27,635,357

Selling, general and administrative expenses	20,728,810	20,125,992
Amortization of intangible assets	4,024,166	4,380,834
Management fee to affiliated company	1,000,000	500,000

Operating profit	9,874,482	2,628,531

Other expenses
Interest expense, net	6,415,565	4,988,686
Other expense, net	1,815,597	790,435

Income (loss) before provision for income taxes	1,643,320	(3,150,590)

Income tax expense (benefit)	673,046	(1,287,215)

NET INCOME (LOSS)	$970,274	$(1,863,375)

The accompanying notes are an integral part of these consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years ended December 29, 2018 and December 30, 2017

	Common stock		Preferred stock		Additional paid-in capital	Retained deficit	Total stockholders’ equity
	Class A	Class B	Series A	Series B

Balance at January 1, 2017	$—	$—	$46,766	$70	$63,650,762	$(33,492,320)	$30,205,278

Share-based compensation	—	—	—	—	137,799	—	137,799

Net loss	—	—	—	—	—	(1,863,375)	(1,863,375)

Balance at December 30, 2017	—	—	46,766	70	63,788,561	(35,355,695)	28,479,702

Share-based compensation	—	—	—	—	163,600	—	163,600

Net income	—	—	—	—	—	970,274	970,274

Balance at December 29, 2018	$—	$—	$46,766	$70	$63,952,161	$(34,385,421)	$29,613,576

The accompanying notes are an integral part of these consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 29, 2018 and December 30, 2017

	December 29, 2018	December 30, 2017
Cash flows from operating activities:
Net income (loss)	$970,274	$(1,863,375)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	10,706,103	11,394,462
Gain on disposal of property, plant and equipment	(328,691)	(640,006)
Share-based compensation	163,600	137,799
Deferred tax expense (benefit)	670,037	(1,428,698)
Change in accounts receivable allowance	45,370	(441,355)
Payable in-kind interest added to debt	—	209,513
Changes in operating assets and liabilities
Trade accounts receivable	(6,518,256)	130,240
Unbilled retainage receivable	(62,573)	91,795
Costs and estimated earnings in excess of billings on uncompleted contracts	(508,989)	(5,495,937)
Prepaid expenses and other assets	(807,601)	(593,031)
Accounts payable	1,433,706	3,614,262
Accrued expenses	1,368,051	3,377,153
Deferred revenues	(28,333)	(93,637)

Net cash provided by operating activities	7,102,698	8,399,185

Cash flows from investing activities:
Proceeds from sales of property, plant and equipment	590,600	1,006,898
Purchases of property, plant and equipment	(4,057,825)	(4,111,058)

Net cash used in investing activities	(3,467,225)	(3,104,160)

Cash flows from financing activities:
Repayments of revolving line of credit	—	(9,000,000)
Proceeds from long-term debt	—	62,000,000
Repayments of long-term debt	(1,000,000)	(50,232,323)
Repayments on capital leases	(100,970)	(165,877)
Payment of deferred financing costs	—	(3,412,672)

Net cash used in financing activities	(1,100,970)	(810,872)

Net increase in cash	2,534,503	4,484,153

Cash at beginning of year	9,765,817	5,281,664

Cash at end of year	$12,300,320	$9,765,817

Supplemental disclosures of cash flow information:
Cash paid (net of refunds) during the year for
Interest	$5,725,899	$3,851,492
Income taxes	138,899	89,173

Non-cash investing activities
Purchases of equipment included in accrued expenses	$1,596,857	$735,244

The accompanying notes are an integral part of these consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 29, 2018 and December 30, 2017

Purchases of equipment included in accounts payable	8,500	—

The accompanying notes are an integral part of these consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 29, 2018 and December 30, 2017

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Quantum Spatial, Inc. (Quantum Spatial or the Company) is a full-service geospatial solutions provider serving the North American market. The Company provides a full suite of geospatial data enrichment and analytic solutions derived from the Company’s proprietary data processing algorithms and software. The Company provides its clients with geospatial analysis and insights using high-value terrestrial and topo-bathymetric LiDAR, hyperspectral imagery, digital orthoimagery, thermal infrared and oblique imagery. Clients in the federal, state and commercial markets, including utilities, oil & gas and others, utilize Quantum Spatial’s products and services to transform complex data relationships into meaningful and actionable information.
A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.
Basis of Presentation
The Company’s accounting period ends on the Saturday nearest December 31. The 2018 and 2017 years ended on December 29, 2018 and December 30, 2017, respectively.
Principles of Consolidation
The consolidated financial statements include the accounts of Geospatial Holdings, Inc., its wholly owned holding company, Aero-Metric Holdings Corp. and its wholly owned subsidiary, Quantum Spatial. During 2017, the Company established Quantum Spatial India Private Limited. Quantum Spatial owns 99.99% of this entity with the remaining 0.01% owned by Aero-Metric Holdings Corp. During 2018, the Company established Quantum Spatial Canada Inc. Quantum Spatial owns 100% of this entity. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Revenue and Cost Recognition
Software and Support Sales
For computer software and support arrangements that include multiple deliverables, the Company has applied the software revenue recognition rules as prescribed by Accounting Standards Codification (ASC) 985-605, Software – Revenue Recognition. Under the software revenue recognition rules, the fee from a multiple-deliverable arrangement is allocated to each of the undelivered elements based on vendor-specific objective evidence, which is limited to the price charged when the same deliverable is sold separately, with the residual value from the arrangement allocated to the delivered element. The portion of the fee that is allocated to each deliverable is then recognized as revenue when the criteria for revenue recognition are met with respect to that deliverable. All software revenue arrangements have been accounted for under this guidance. Computer software revenue is generally recognized upon delivery. Revenue related to post-contract customer support (PCS) is recognized over the period of the support to be provided. PCS arrangements typically have a term of one year.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

Costs incurred to generate computer software, hardware and support-related revenue include research and development costs associated with product development, costs related to product support and installation, and inventory costs related to hardware sales. Amounts billed and collected before the services are performed are included in deferred revenues.
Fixed-price Contracts
For fixed-price contracts, the Company recognizes revenue based on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract (cost-to-cost method), in accordance with Financial Accounting Standards Board (FASB) ASC 605-35, Construction-Type and Production-Type Contracts. This method is used as management believes costs to be the best available measure of progress on these contracts. Contracts are considered complete when the work is substantially complete and accepted by the customer.
Time and Material Contracts
For time and material contracts, revenue is recognized as the work is performed in accordance with the guidance prescribed by ASC 605-35.
Milestone Contracts
For contracts that have fixed deliverables upon completion of individual milestones or upon completion of the project as a whole, the Company has applied revenue recognition guidance as prescribed by ASC 605-28, Milestone Method. Individual milestones are based on the completion of substantive steps outlined in the related contracts. These steps are defined by specific work to be performed, such as the flight plan, imagery design, aerial triangulation and mapping. Each step is unique and the steps are determined at the inception of the arrangement. The Company has historically applied a milestone method approach and recognizes revenue on these contracts after milestones are completed, the customer has been invoiced and collection is reasonably assured.
Contract costs associated with all of the above include all direct labor and material costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, insurance, repairs and depreciation. Changes in contract performance, contract conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to both cost of construction and revenues and are recognized in the period in which the revisions are determined. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized. The Company has recorded an allowance for contract losses in the amount of $365,000 and $115,000 as of December 29, 2018 and December 30, 2017, respectively.
Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed and are reported net of an allowance for uncompleted contracts in the amount of $1,075,000 and $925,000 as of December 29, 2018 and December 30, 2017, respectively.
Trade Accounts Receivable
The Company’s receivables are stated at the amount the Company expects to collect from outstanding balances. The Company provides for estimated uncollectible amounts, including sales discounts and allowances, through a charge to income and a credit to a valuation allowance based on management’s

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

assessment of the current status of individual accounts, giving consideration to historical experience and existing economic conditions. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Accounts receivable are ordinarily due upon receipt. Accounts receivable are reported net of an allowance for doubtful accounts of $355,537 and $310,167 as of December 29, 2018 and December 30, 2017, respectively.
Unbilled Retainage Receivable
Unbilled retainage receivables represent revenue earned but not billed to customers until future dates, usually when a contract is approved by the customer.
Property, Plant and Equipment
Property, plant and equipment are stated at cost. Expenditures for major additions and improvements are capitalized, while minor repairs and maintenance are charged to expense as incurred. Depreciation is based on the estimated useful lives of depreciable assets and is provided using the straight-line method. When property is disposed of, the asset and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is reflected in operations in the period incurred.
Intangible Assets
Intangible assets, not including goodwill, are composed of definite-lived customer relationships, internally developed technology and expertise, and proprietary software, as discussed in note D. Such intangible assets are stated at fair value at the time of the acquisition. The definite-lived intangible assets are being amortized over estimated periods of benefit using the straight-line method.
Impairment of Long-lived Assets
The Company reviews long-lived assets (excluding goodwill – see below) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. At December 29, 2018 and December 30, 2017, no impairment was identified.
Goodwill
Goodwill represents the excess of purchase price paid over net assets acquired in a business combination. The Company evaluates the carrying value of goodwill, which represents the excess of the purchase price over the underlying tangible and intangible assets acquired and liabilities assumed, at year end and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant change in legal factors or business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company first compares the fair value of the reporting unit to the carrying amount. If the carrying amount exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of goodwill to its carrying amount. The Company completed its annual evaluation of goodwill and concluded there was no impairment for the years ended December 29, 2018 and December 30, 2017, respectively.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

Fair Value of Financial Instruments
ASC 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Company’s financial instruments are cash, trade accounts receivable, accounts payable, accrued liabilities and debt. The recorded values of cash, trade accounts receivable, accounts payable and accrued liabilities approximate their fair values based on their short-term nature. Management believes the recorded values of debt approximate their fair values, as interest rates approximate market rates.
Advertising Costs
Costs incurred with respect to advertising, marketing and promotions are expensed when incurred. Advertising costs totaled $606,930 and $436,607 for the years ended December 29, 2018 and December 30, 2017, respectively.
Research and Development Costs
Costs incurred with respect to research and development are expensed when incurred. The treatment of research and development costs associated with internally developed software is discussed in note C. Research and development costs totaled $1,912,230 and $1,943,111 for the years ended December 29, 2018 and December 30, 2017, respectively.
Income Taxes
U.S. federal and state income taxes are provided based on the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax effects of these differences are recorded as deferred income taxes. Deferred tax assets are evaluated at least annually as to their likelihood of recovery, and a valuation reserve would be recognized where it is more likely than not that the asset will not be realized.
The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applies the uncertain tax position guidance to all tax positions for which the statute of limitations remains open. No material uncertain tax positions were noted for the years ended December 29, 2018 and December 30, 2017.
The Company recognizes interest relating to income tax matters as a component of interest expense and recognizes penalties relating to income tax matters as a component of general and administrative expenses. Such interest and penalties have historically been immaterial.
The Company is subject to income taxes in the U.S. federal jurisdiction and various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment. The Company is not currently subject to any income tax examinations by tax authorities.
The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earning of foreign subsidiaries that were previously deferred and creates new taxes on certain foreign sourced earnings. The

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

tax rate reduction from 35% to 21% resulted in a reduction of the value of the Company’s net deferred tax assets (which represent future tax benefits) as of December 30, 2017 in the amount of approximately $787,000.
Share-based Compensation
The Company measures all share-based payments, including grants of employee stock options, at fair value and expenses such payments and option grants in the consolidated statements of operations. The cost of employee services received in exchange for an award of equity instruments is measured based on the grant date fair value of the award and the probability of the award being received by the employee. The cost associated with the award is recognized over the period an employee is required to provide service in exchange for the award. Stock options are granted with an exercise price not less than the fair value on the date of grant as described in note I.
New Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB issued subsequent ASU’s, which deferred the effective date of adoption and amended the original provisions of ASU 2014-09. Topic 606 (as amended) will be adopted by the Company at the beginning of its 2019 fiscal year using the ‘modified retrospective method.’ Under this method of adoption, contracts in process at the date of adoption (December 29, 2018), will be accounted for under Topic 606 along with all future contracts. Contracts completed prior to the date of implementation are not required to be adjusted to conform to Topic 606.
Topic 606 will also significantly expand the Company’s financial statement disclosures related to revenue, including but not limited to: (i) disaggregation of revenues, (ii) information about performance obligations, (iii) significant judgements and estimates used in recognizing revenue, and (iv) transaction prices, allocation methods, and other assumptions.
The impact of ASU 2014-09 has not yet been determined, nor has the transitional impact on the Company’s stockholders’ equity at the date of adoption.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 will require the Company to recognize on its balance sheet (i) a liability to make lease payments (the lease liability) and (ii) a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 will be adopted by the Company at the beginning of fiscal 2020.
The Company currently leases real estate, equipment and vehicles, which are accounted for as operating leases under current U.S. GAAP. Topic 842 will result in the recognition of material lease liabilities and right-of-use assets on the Company’s consolidated balance sheet at the time of adoption. The actual amount of these liabilities and related assets has not yet been determined, nor has the transitional impact on the Company’s stockholders’ equity at the date of adoption.
Reclassifications
Certain prior year amounts have been reclassified to conform to current year presentation. There is no impact on net earnings as previously reported.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

NOTE B - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS
Information relative to the Company’s uncompleted contracts is as follows:

	December 29, 2018	December 30, 2017

Costs incurred on uncompleted contracts	$76,671,407	$59,261,160
Less billings to date	(61,890,900)	(45,139,642)
Less allowance for uncompleted contracts	(1,075,000)	(925,000)

Total	$13,705,507	$13,196,518
NOTE C - PROPERTY, PLANT AND EQUIPMENT
Major classifications of property, plant and equipment and their estimated useful lives are summarized as follows:

	December 29, 2018	December 30, 2017	Useful life

Buildings and building improvements	$467,713	$428,233	5 – 39 years
Machinery and equipment	31,758,293	32,282,138	1 – 10 years
Internally developed software	3,591,029	3,289,600	3 years
Construction in progress	—	16,197

Total property, plant and equipment	35,817,035	36,016,168

Less accumulated depreciation	24,005,363	22,871,123

Property, plant and equipment, net	$11,811,672	$13,145,045
Depreciation expense totaled $5,999,402 and $6,566,041 for the years ended December 29, 2018 and December 30, 2017, respectively. Costs related to internally developed software are expensed as incurred until deemed technologically feasible. Once feasibility is established, internally developed computer software is carried at cost and amortized over 36 months beginning when the software is ready to be marketed or based on units sold.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

NOTE D - OTHER INTANGIBLE ASSETS
Intangible assets other than goodwill comprise the fair value allocated to existing customer relationships, technology, and proprietary software at the time of the acquisition. Amortization expense related to these intangible assets totaled $4,024,166 and $4,380,834 for the years ended December 29, 2018 and December 30, 2017, respectively.
The following is a summary of intangible assets subject to amortization:

	December 29, 2018
	Gross carrying amount	Accumulated amortization	Net carrying amount

Customer relationships	$23,075,000	$18,256,667	$4,818,333
Technology	7,300,000	5,779,167	1,520,833
Proprietary software	3,150,000	2,913,756	236,244

Total intangible assets	$33,525,000	$26,949,590	$6,575,410

	December 30, 2017
	Gross carrying amount	Accumulated amortization	Net carrying amount

Customer relationships	$23,075,000	$15,448,334	$7,626,666
Technology	7,300,000	4,866,667	2,433,333
Proprietary software	3,150,000	2,610,423	539,577

Total intangible assets	$33,525,000	$22,925,424	$10,599,576
Future annual amortization expense is as follows at December 29, 2018:

2019	3,408,750
2020	2,231,667
2021	340,000
2022	340,000
2023	254,993

6,575,410
NOTE E - DEFERRED FINANCING COSTS
In connection with long-term debt refinancing discussed in note F, the Company incurred and capitalized financing fees of $3,412,672, including $125,000 of fees that are associated with the revolving line of credit. These fees are being amortized to interest expense over the term of the related notes using a method that

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

approximates the effective interest method. Net deferred financing fees were $2,616,382 and $3,298,917 at December 29, 2018 and December 30, 2017, respectively.
Amortization expense totaled $682,535 and $447,587 for the years ended December 29, 2018 and December 30, 2017, respectively. Accumulated amortization is $796,291 and $113,756 as of December 29, 2018 and December 30, 2017, respectively.
Future annual amortization expense is as follows at December 29, 2018:

2019	$682,535
2020	682,535
2021	682,535
2022	568,777

$2,616,382
NOTE F - LONG-TERM DEBT
Long-term debt consists of the following at December 29, 2018 and December 30, 2017:

	December 29, 2018	December 30, 2017

Senior term note	$61,000,000	$62,000,000
Less deferred financing costs	(2,520,548)	(3,178,083)

Senior term note, less deferred financing costs	58,479,452	58,821,917

Less current maturities	(2,159,747)	(1,000,000)

Long-term debt, less current maturities	$56,319,705	$57,821,917
On November 17, 2017, the Company terminated its previous financing agreement and entered into a new credit agreement (Credit Agreement). The Credit Agreement established a term loan in an aggregate original principal amount of $62,000,000 and a revolving line of credit of $5,000,000, for a total borrowing capacity of $67,000,000. The term loan and the revolving line of credit bear interest at a variable rate. The effective rate on the senior term note was 9.59% as of December 29, 2018. In addition, there is a fee based on the unused portion of the revolving line of credit, payable monthly at a rate of 0.50%. The term loan and line of credit advances may be prepaid at any time and mature on November 17, 2022.
Borrowings are collateralized by substantially all of the assets of the Company. The agreements require compliance with certain affirmative and negative covenants including, but not limited to, fixed charge coverage, maximum leverage ratio and maximum capital expenditures, beginning March 31, 2018. The Company is in compliance with all covenants as of December 29, 2018. The Company has collateralized letters of credit in the amount of $331,710 as of December 29, 2018.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

Future annual maturities of debt are as follows at December 29, 2018:

2019	$2,159,747
2020	1,000,000
2021	1,000,000
2022	56,840,253
$61,000,000
NOTE G - INCOME TAXES
The expense (benefit) for income taxes consists of the following for the years ended December 29, 2018 and December 30, 2017:

	December 29, 2018	December 30, 2017

Current (benefit) provision
Federal	$(86,114)	$90,923
State	58,114	34,991
Foreign	31,009	15,569

Deferred provision (benefit)
Federal	581,751	(1,143,784)
State	88,286	(284,914)

Total	$673,046	$(1,287,215)
The income tax provisions for the years ended December 29, 2018 and December 30, 2017, differ from the amount determined by applying the applicable U.S. federal statutory income rate of 21% to income before income taxes primarily due to the utilization of net operating losses, non-deductible expenses and goodwill amortization.
The Company recorded an income tax receivable balance of approximately $62,000, and a payable balance of approximately $118,000 at December 29, 2018 and December 30, 2017, respectively. The income tax receivable is recorded in prepaid expenses and other current assets on the accompanying consolidated balance sheets.
The Company has recognized tax-deductible goodwill of $8,171,488 to be amortized over a 15-year period.
Deferred tax assets and liabilities reflect temporary differences between financial and tax reporting. Components of deferred tax assets and liabilities as of December 29, 2018 and December 30, 2017, as follows:

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

	December 29, 2018	December 30, 2017

Deferred tax assets (liabilities)
Accrued compensation	$208,383	$675,100
Allowance for receivables and uncompleted projects	355,675	335,693
Property, plant and equipment	(2,507,616)	(2,352,107)
Intangible assets	(18,059)	(838,946)
Accrued management fees	449,324	383,265
Other	630,175	58,762
Transaction costs	(40,803)	164,745
Federal net operating loss	1,396,225	2,499,861
State net operating loss	285,357	502,325

Net deferred taxes	$758,661	$1,428,698
Management has determined that, based on reversals of deferred tax liabilities, expected future operating plans and tax-planning strategies available to the Company, the deferred tax assets at December 29, 2018, are more likely than not to be realized. The Company has net operating loss carryforwards of approximately $6,649,000 that expire at various dates through 2036.
NOTE H - 401(k) RETIREMENT PLAN
The Company has a defined contribution plan, which is qualified under Section 401(k) of the Internal Revenue Code. Eligible employees can contribute up to 25% of their pay. The Company will match employee contributions at a percentage determined annually by senior management. In addition, the Company may make discretionary contributions to the plan. Employer contributions to the plan totaled $1,150,924 and $366,757 for the years ended December 29, 2018 and December 30, 2017, respectively, and $625,000 is accrued as of December 29, 2018, as a discretionary contribution.
NOTE I - STOCKHOLDERS’ EQUITY
Common and Preferred Shares
The total number of all classes of capital stock that the Company has the authority to issue is 350,000 shares, divided into two classes, of which 200,000 shares, $1.00 par value, are designated as common stock and 150,000 shares are designated as preferred stock. Preferred stock in the amount of 100,000 shares, $1.00 par value, is designated as Series A Preferred, and preferred stock in the amount of 10,000 shares, $0.01 par value, is designated as Series B Preferred. The Series A Preferred participates equally with the common stock on all cash and stock dividends declared or paid. The Series A preferred is convertible to common stock at the option of the shareholder. The Series A Preferred and Series B Preferred are entitled to cumulative dividends at a rate of 10% and 20% per annum, respectively, on the liquidation value of the stock. No dividends have been declared, and $51,450,331 of unpaid dividends have accumulated as of December 29, 2018. There are 46,766 Series A Preferred shares and 7,000 Series B Preferred shares issued and outstanding at December 29, 2018 and December 30, 2017. There are no common shares issued and outstanding at December 29, 2018 and December 30, 2017.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

Share-based Compensation
The Company’s 2012 Equity Incentive Plan (the Plan) permitted the grant of shares to its employees for up to 4,820 shares of common stock. In June 2014, the Plan was amended to increase the permitted shares to be granted to 7,085 shares of common stock. The options expire 10 years after the date of grant. Unless terminated for cause, participants who terminate employment have 90 days to exercise their vested options or they are forfeited. Participants who are terminated for cause may only exercise vested options up to the day of their termination.
There are 2,610 shares available for option grants at December 29, 2018. The amount of compensation expense recognized for the years ended December 29, 2018 and December 30, 2017, was $163,600 and $137,799, respectively, with a corresponding amount credited to additional paid-in capital.
The following is a summary of changes in outstanding options for the years ended December 29, 2018 and December 30, 2017:

	Shares	Weighted- average exercise price	Weighted- average remaining contract life (months)

Outstanding at December 31, 2016	4,798	1,577	89

Vested and exercisable at December 31, 2016	1,164	1,450	85

Granted	—	—	0
Forfeited	(390)	1,685	77

Outstanding at December 30, 2017	4,408	1,565	77

Vested and exercisable at December 30, 2017	932	1,459	74

Granted	260	1,000	109
Forfeited	(193)	1,000	109

Outstanding at December 29, 2018	4,475	1,077	67

Vested and exercisable at December 29, 2018	1,067	1,107	61
NOTE J - CONCENTRATION OF CREDIT RISK
The Company periodically maintains deposits in financial institutions in excess of the insurable limits established by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk.
The Company grants credit in the normal course of business to its customers. The Company’s customers come from a wide range of industries. Except as detailed below, concentration of credit risk with respect to revenues is considered minimal due to the Company’s diverse customer base and the customers’ geographic

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

dispersion. As part of its ongoing control procedures, the Company continually monitors the creditworthiness of its customers. The Company does not require collateral or other security to support credit sales.
A portion of the Company’s business is conducted with federal, state and local governmental agencies. Approximately 47% of the Company’s revenues were generated from contracts with governmental agencies for the year ended December 29, 2018. Approximately 52% of the Company’s revenues were generated from contracts with governmental agencies for the year ended December 30, 2017. Governmental agencies also comprised 34% and 23% of the Company’s accounts receivable at December 29, 2018 and December 30, 2017, respectively.
The Company had one non-governmental agency customer that accounted for greater than 10% of revenues for the year ended December 30, 2017.
NOTE K - RELATED-PARTY TRANSACTIONS
The Company is required to pay management fees to Arlington Capital Partners (ACP) in the amount of $750,000 for the years ended December 29, 2018 and December 30, 2017. ACP is related to Geospatial Holdings Inc. as a majority stockholder and provides financial management and advisory services in exchange for a fee. Due to the timing of the required fee payments, the related expenses recognized in the years totaled $1,000,000 and $500,000 for the years ended December 29, 2018 and December 30, 2017.
As of December 29, 2018 and December 30, 2017, there was $1,750,000 and $1,500,000, respectively, payable to ACP, which is recorded within accrued expenses in the accompanying consolidated balance sheets. As disclosed in note L, the Company leases certain office properties from a related party.
NOTE L - OPERATING LEASES
The Company leases real estate, equipment and vehicles under third-party and related-party operating lease agreements. These leases expire at various dates through 2044 and, in some cases, contain escalating rent clauses and renewal options. For leases with escalating clauses, the Company has recorded rent expense on a straight-line basis. The deferred rent liability associated with these leases is recorded in accrued expenses in the accompanying consolidated balance sheets. Rent expense totaled $3,236,425 and $3,037,333 for the years ended December 29, 2018 and December 30, 2017, respectively. Rent payments made to related parties were $561,179 and $667,845 for the years ended December 29, 2018 and December 30, 2017, respectively.
Future minimum lease payments under non-cancellable leases are as follows at December 29, 2018:

	Third party	Related party	Total

2019	$1,945,081	$370,589	$2,315,670
2020	1,409,552	—	1,409,552
2021	1,267,940	—	1,267,940
2022	1,173,011	—	1,173,011
2023	249,228	—	249,228
Thereafter	550,116	—	550,116

	$6,594,928	$370,589	$6,965,517

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 29, 2018 and December 30, 2017

NOTE M - CAPITAL LEASES
The Company leases certain equipment under agreements that meet the criteria to be classified as capital leases. The cost of equipment under capital leases is included in the accompanying consolidated balance sheets as property, plant and equipment and was $486,233 at December 29, 2018 and December 30, 2017. Accumulated amortization of the leased equipment at December 29, 2018 and December 30, 2017, was $486,233 and $378,181, respectively. Amortization of assets under capital leases is included in depreciation expense. There are no remaining capital lease obligations at December 29, 2018.
NOTE N - COMMITMENTS AND CONTINGENCIES
From time to time, the Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.
The Company is self-insured for health benefit claims up to a stop-loss amount per employee per year. The Company records an estimated liability for claims reported and claims incurred but not reported. It is possible that incurred but not reported claims may result in losses in excess of the amount accrued; however, in the opinion of management, any such claims would not have a material adverse impact on the Company's financial position.
NOTE O - ADDITIONAL FINANCIAL INFORMATION
Accrued expenses consist of the following at December 29, 2018 and December 30, 2017:

	December 29, 2018	December 30, 2017

Bonus	$2,088,215	$1,415,446
Management and director fees	1,807,192	1,541,500
Equipment	1,596,857	—
Payroll	1,284,097	1,558,119
Other	3,671,481	3,703,113

Total	$10,447,842	$8,218,178

NOTE P - SUBSEQUENT EVENTS
The Company has evaluated subsequent events through April 23, 2019, the date which the consolidated financial statements were originally issued, and through February 26, 2020 (unaudited), the date these consolidated financial statements were revised. The Company is not aware of any subsequent events which would require recognition or disclosure in these financial statements.